SUBSCRIPTION FORM

To: Blackhawk Mountain Productions, Inc.
A California Corporation
1835A S. Centre City Pkwy, Suite 415
Escondido, California 92025

     The undersigned hereby acknowledges receipt of the Prospectus, dated July 31, 2002 of Blackhawk Mountain Productions, Inc. and subscribes for the following number of shares of the company upon the terms and conditions set forth therein:

Number of Shares: _______	All subscriptions are subject to acceptance by the company,
Price per Share: $ _______	to availability, and to certain other conditions, and any
Payment Enclosed: $ _______	subscription may be declined in whole or in part by return
of the subscription monies without interest.
Make checks payable to:
Blackhawk Mountain Productions, Inc.	Accepted by Blackhawk Mountain Productions, Inc.:

Date: ___________, 2002	____________________________________
Authorized Officer

_________________________________
Signature(s) of Subscriber(s)	for ________________ shares.

_________________________________

_________________________________
Social Security or Tax I. D.

The certificates for such stock are to be	Check one if more than one owner:
issued as follows:
[ ] Joint Tenants WRS
__________________________________
Name(s)	[ ] Tenants in Common

__________________________________	[ ] Custodian under UGMA

[ ] Other: ______________________
__________________________________
Address(s)	____________________________

__________________________________

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